UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2024

PUMA BIOTECHNOLOGY, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35703	77-0683487
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10880 Wilshire Boulevard, Suite 2150
Los Angeles, California 90024
(Address of principal executive offices) (Zip Code)

(424) 248-6500
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	PBYI	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On June 18, 2024, Puma Biotechnology, Inc., a Delaware corporation (the “Company”) held its 2024 Annual Meeting of Stockholders (the “2024 Annual Meeting”) of the Company. At the 2024 Annual Meeting, the Company’s stockholders approved an amendment to the Puma Biotechnology, Inc. 2011 Incentive Award Plan, as amended (the “2011 Plan Amendment”). The 2011 Plan Amendment was adopted by the Company’s Board of Directors (the “Board”) on March 21, 2024.

The 2011 Plan Amendment amends the Company’s existing Puma Biotechnology, Inc. 2011 Incentive Award Plan (the “Plan” and as amended by the 2011 Plan Amendment, the “Amended Plan”) and makes the following material changes to the Plan:

(i)
Increases the number of shares of common stock available for issuance by 3,000,000 shares to an aggregate of 17,529,412 shares, and therefore increases the number of shares which may be granted as incentive stock options (“ISOs”) under the Amended Plan by 3,000,000 shares to an aggregate of 17,529,412 shares; and

(ii)	Extends the right to grant ISOs under the Amended Plan through March 21, 2034.

The 2011 Plan Amendment became effective on the date of the 2024 Annual Meeting on June 18, 2024.

The terms and conditions of the Amended Plan are described in the section entitled “Proposal 5 – Approval of an Amendment to the 2011 Incentive Award Plan” in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 26, 2024. The foregoing description of the 2011 Plan Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the 2011 Plan Amendment, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

(a)	The Company held the 2024 Annual Meeting on June 18, 2024 at the Company’s principal executive offices, 10880 Wilshire Blvd., Suite 2150, Los Angeles, California.

(b)	The following proposals were voted upon at the 2024 Annual Meeting, and the final voting results with respect to each such proposal are set forth below:

Proposal 1:
The Company’s stockholders elected the eight nominated directors identified below, each to serve and to hold office for a one-year term until the close of the Company’s next annual meeting of stockholders in 2025 and until their successors have been duly elected and qualified or until their earlier resignation or removal.

Nominee	For	Withheld	Broker Non-Votes
Alan H. Auerbach	31,690,323	470,271	8,522,633
Alessandra Cesano	26,273,431	5,887,163	8,522,633
Allison Dorval	31,249,555	911,039	8,522,633
Michael P. Miller	31,412,221	748,373	8,522,633
Jay M. Moyes	31,577,976	582,618	8,522,633
Adrian M. Senderowicz	31,614,630	545,964	8,522,633
Brian Stuglik	31,613,980	546,614	8,522,633
Troy E. Wilson	25,226,683	6,933,911	8,522,633

Proposal 2:	The Company’s stockholders ratified the selection of KPMG LLP as the Company’s independent registered accounting firm for the fiscal year ending December 31, 2024.

For	Against	Abstain	Broker Non-Votes
40,225,891	401,633	55,703	0

Proposal 3:	The Company’s stockholders voted to approve, on an advisory basis, the compensation of the Company’s named executive officers.

For	Against	Abstain	Broker Non-Votes
30,718,704	1,393,432	48,458	8,522,633

Proposal 4:	The Company’s stockholders approved, on an advisory basis, a period of one year as the frequency of future advisory votes on the compensation of the Company’s named executive officers.

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
31,098,916	27,632	785,779	248,267	8,522,633

Proposal 5:
The Company’s stockholders voted to approve an amendment to increase the number of shares of the Company’s common stock reserved for issuance under the Company’s 2011 Incentive Award Plan, as amended, by 3,000,000 shares and to extend the period during which ISOs may be granted.

For	Against	Abstain	Broker Non-Votes
30,970,520	1,172,379	17,695	8,522,633

(c)	Not applicable.

(d)
Following the 2024 Annual Meeting, and consistent with the Board’s recommendation in the 2024 Proxy Statement, the Board has determined to hold future advisory votes on the compensation of the Company’s named executive officers on an annual basis.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1 Sixth Amendment to Puma Biotechnology, Inc. 2011 Incentive Award Plan

104 Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PUMA BIOTECHNOLOGY, INC.

Date: June 24, 2024	By:	/s/ Alan H. Auerbach
Alan H. Auerbach
Chief Executive Officer and President